Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-234683) of Equillium, Inc., and

(2) Registration Statements (Form S-8 Nos. 333-237407, 333-230536, 333-227859, 333-254656, and 333-263790) of Equillium, Inc.;

of our report dated March 30, 2022, with respect to the consolidated financial statements of Metacrine, Inc. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

San Diego, CA

September 26, 2022